Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Forms S-8 (Nos. 333-69174 and 333-69168) of Point.360 and subsidiaries of our report dated February 10, 2006, appearing in this Annual Report on Form 10-K of Point.360 and subsidiaries for the three years ended December 31, 2005.

Singer Lewak Greenbaum & Goldstein LLP (signed)
March 29, 2006